                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       Commission File Number:
             December 23, 2002                                0-27441

                        XM SATELLITE RADIO HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                     54-1878819
       (State or other jurisdiction                          (IRS Employer
             of incorporation)                          Identification Number)

                           1500 Eckington Place, N.E.
                           Washington, D.C. 20002-2194
              (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (202) 380-4000

Date of Report (Date of earliest event reported):       Commission File Number:
             December 23, 2002                                 333-39178

                             XM SATELLITE RADIO INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                     52-1805102
       (State or other jurisdiction                          (IRS Employer
             of incorporation)                          Identification Number)

                           1500 Eckington Place, N.E.
                           Washington, D.C. 20002-2194
              (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (202) 380-4000

                                EXPLANATORY NOTE

                This current report on Form 8-K is filed jointly by XM Satellite Radio Holdings Inc. ("Holdings") and XM Satellite Radio Inc. ("XM"). XM is a wholly-owned subsidiary of Holdings.

ITEM 5.         OTHER EVENTS.

PROPOSED FINANCING

        On December 23, 2002, we issued a press release to announce that (i) we have signed definitive agreements with General Motors Corporation ("General Motors" or "GM") and its subsidiary OnStar Corporation ("OnStar") for the financing of up to $250 million of certain future obligations to General Motors and (ii) we have signed definitive agreements with various private investors pursuant to which we are raising up to $200 million of new financing.

        We also announced that we plan soon to launch an exchange offer and consent solicitation pursuant to which we will seek to exchange at least 90% of our outstanding $325 million in aggregate principal amount of 14% Senior Secured Notes due March 15, 2010 for new 14% Senior Secured Discount Notes due December 31, 2009, warrants to purchase common stock and cash (the "Exchange Offer").

        The following is a description of the transactions related to the agreements with General Motors and the private investors. As used below, the terms "we," "our" and "us" refer to Holdings and its subsidiaries.

TRANSACTIONS WITH GENERAL MOTORS

     The agreement with General Motors would permit us to issue the following new securities to General Motors or its subsidiary OnStar Corporation, in lieu of certain cash payments otherwise accruing to them under our distribution agreement with General Motors:

     . In lieu of our obligation to make $115 million in guaranteed payments to OnStar under the distribution agreement from 2003 to 2006, we would issue to OnStar $89 million in aggregate principal amount of 10% senior secured convertible notes due December 31, 2009.

     . We would be entitled to finance up to $100 million of any payments that may become due under the distribution agreement by drawing under a senior secured credit facility, also maturing on December 31, 2009, if we meet certain financial covenants. In connection with the GM credit facility, we would issue a warrant to General Motors to purchase 10 million shares of Class A common stock.

     . We would be able to make up to $35 million in future subscriber bounty payments that we may owe to General Motors under the distribution agreement in shares of our Class A common stock, valued at the then current fair market value.

OnStar Notes

     In lieu of making $114,972,000 of guaranteed payment obligations for 2003 through 2006, we would issue to OnStar 10% senior secured convertible notes due December 31, 2009 with a principal amount of $89,042,000. Holdings and XM would be co-obligors on the OnStar notes. Interest on the notes, which is due semiannually, would be payable, at our option, in cash or shares of Holdings' Class A common stock having an aggregate fair market value equal to the amount of interest due. The fair market value would be based on the average daily trading prices of the Class A common stock over the ten business days prior to the day the interest payment is due.

     OnStar would be able to convert the notes into shares of Class A common stock pursuant to a vesting schedule pro rata with the current schedule for the guaranteed payments. The pro rata portion of the note would become convertible at the option of OnStar at a conversion price equal to 90% of the fair market value of a share of Class A common stock on the date of conversion; provided that the conversion price will be not less than $5 per share nor greater than $10 per share during 2003, not less than $5 per share nor greater than $15 per share during 2004, and not less than $5 per share nor greater than $20 per share thereafter.

     Under the terms of the OnStar notes, we would be subject to restrictive covenants that are similar to those of XM's existing 14% senior secured notes and the notes issued to new investors, as described below. We would be limited in our ability to pay dividends and make other types of restricted payments, incur indebtedness, enter into transactions with our affiliates, use proceeds from certain asset sales and enter into sale and leaseback transactions. We would also be required to offer to repurchase the OnStar notes at a purchase price equal to 101% of the principal amount upon a change of control.

     The OnStar notes would be equal in right of payment to, and secured on a shared basis with, the notes issued to new investors and our indebtedness under the GM credit facility. The OnStar notes would be secured by substantially all of our assets and would have the same guarantees as the GM credit facility and the notes issued to new investors, as described below. They also would be equal in right of payment to and share the security interest of XM's existing notes, which is limited to the capital stock of our subsidiary that holds our FCC licenses.

GM Credit Facility

     GM has agreed to provide us with a $100,000,000 senior secured credit facility, maturing in December 2009, that would enable us to make monthly draws to finance payments that become due under the OnStar distribution agreement and other GM payments. Holdings and XM would be co-borrowers under this credit facility. The outstanding principal amount of all draws would be due December 31, 2009 and bear interest at the applicable LIBOR rate plus 10%. We would be able to make interest payments in shares of Class A common stock having an aggregate fair market value at the time of payment equal to the amount of interest due. The fair market value will be based on the average daily trading prices of the Class A common stock over the ten business days prior to the day the interest payment is due. We would have the option to prepay all draws in whole or in part at any time but would not be able to re-borrow any prepaid amounts. Beginning in 2005, we would be required to prepay the amount of any outstanding advances in an amount equal to the lesser of (i) 50% of our excess cash and (ii) the amount necessary to prepay the draws in full.

     In order to make draws under the credit facility, we would be required to have a certain minimum number of subscribers that are not originated by GM and a minimum pre-marketing cash flow excluding expenses under the GM distribution agreement.

     This credit facility would be equal in right of payment to, and secured on a shared basis with, the OnStar notes and the notes issued to new investors. The credit facility would be secured by substantially all of our assets and would have the same guarantees as the OnStar notes and the notes issued to new investors, as described below. The GM credit facility also would be equal in right of payment to and share the security interest of XM's existing notes, which is limited to the capital stock of our subsidiary that holds our FCC licenses.

     As consideration for GM entering into the credit facility, Holdings would issue to GM a warrant to purchase 10,000,000 shares of Class A common stock at an exercise price equal to $3.18. The GM warrant would vest when issued and expire after five years.

GM Equity Facility

     Under the distribution agreement with OnStar, we are required to make a subscriber bounty payment to OnStar for each person who becomes and remains an XM subscriber through the purchase of a GM vehicle. We would be able to make up to $35 million in such subscriber bounty payments in shares of our Class A common stock, valued at fair market value at the time of payment, instead of cash.

Other Transactions

     We have also agreed to grant to OnStar a certain amount of time to use our studios on an annual basis and we will provide certain of our audio content for distribution on OnStar's telematics services.

     The notes issued to OnStar would be convertible and the warrant exercisable only to the extent General Motors would not beneficially own more than 19.9% of our Class A common stock, unless we and General Motors otherwise agree and certain stockholder approvals are obtained.

TRANSACTIONS WITH NEW INVESTORS

     We have agreed to sell $185 million of 10% senior secured discount convertible notes due December 31, 2009 to certain institutional and accredited investors, including some of our current investors. Holdings and XM would be co-obligors on the notes. Interest would be payable semiannually and accrete through December 31, 2005, so that at January 1, 2006, the aggregate accreted value of the notes would be $246.0 million (assuming a January 31, 2003 closing). Beginning June 30, 2006, interest would be payable semiannually in arrears in cash or by the issuance of additional notes on the same terms as these notes. If all interest is paid in additional notes, the new financing notes would aggregate $363.4 million (assuming a January 31, 2003 closing)when they matured on December 2009. At any time, a holder of notes would be able to convert all or part of the accreted value of its notes at a conversion price of $3.18 per share.

     We would not be able to prepay or redeem the notes. Beginning four years after the issuance of the notes, we would be able to convert all, but not less than all of the notes at the conversion price if: (i) shares of Holdings' Class A common stock have traded on the Nasdaq National Market or a national securities exchange for the previous 30 trading days at 200% of the conversion price, (ii) Holdings has reported earnings before interest income and expense, other income, taxes, depreciation (including amounts related to research and development) and amortization greater than $0 for the immediately preceding quarterly period for which Holdings reports its financial results, (iii) immediately following such conversion, the aggregate amount of Holdings' and its subsidiaries' indebtedness is less than $250 million, and (iv) no shares of Holdings' Series C preferred stock remain outstanding.

     Under the terms of the notes, we would be subject to restrictive covenants that are similar to those of XM's existing notes and the OnStar notes. We would also be required to offer to repurchase the notes at a purchase price equal to 101% of the principal amount upon a change of control.

     The notes would be equal in right of payment to, and be secured on a shared basis with, the OnStar notes and our indebtedness under the GM credit facility. The notes would be secured by substantially all of our assets and would have the same guarantees as the OnStar notes and the GM credit facility. They also would be equal in right of payment to and share the security interest of XM's existing notes, which is limited to the capital stock of our subsidiary that holds our FCC licenses.

     We have also agreed to sell $15,000,000 of our Class A common stock for a purchase price of $2.70 per share to a private investor.

CONDITIONS

     The proposed transactions with General Motors and the proposed financings with the new investors are conditioned upon each other and upon acceptance of the exchange offer by holders of at least 90% of the outstanding 14% senior secured notes. Such condition may be waived by General Motors and 66 2/3% of the new investors. Other conditions include the absence of a material adverse change and the obtaining of any necessary approvals. We cannot assure you that we will be able to satisfy these conditions or that General Motors and the investors in the proposed financing would waive these conditions.

     In order to reserve enough shares of Class A common stock for shares ultimately issuable in connection with the GM transactions and the notes issued to the new investors, we will seek shareholder approval at our next shareholders meeting to increase the number of authorized shares of Class A common stock. Until we obtain such shareholder approval, we would have to redeem, at the fair market value of the conversion shares, any notes that we are unable to issue pursuant to the request for conversion.

     If the proposed transactions with General Motors and the new investors do not close, we would be obligated to offer to sell Class A common stock to the new investors at a purchase price of $3.18 per share, up to the same dollar amount as their proposed investment (or 50% of this amount in limited circumstances)

AMENDMENTS TO REGISTRATION RIGHTS AGREEMENTS AND SHAREHOLDERS AGREEMENTS

Registration Rights Agreement

     Holdings' registration rights agreement with the former holders of its Series A subordinated convertible notes and the holders of its Series C preferred stock would be amended to grant additional registration rights to the purchasers of the 10% senior secured discount convertible notes and to GM for the Class A common stock underlying the OnStar notes and GM warrant and payable as interest under the OnStar notes and the GM credit facility. Parties would have several rights to demand registration of $10.0 million of Class A common stock or more, subject to Holdings' right to defer the timing of a demand registration and an underwriters' right to cut back shares in an underwritten offering. Parties also have rights to include their Class A common stock in registered offerings that we initiate, other than an offering for high yield debt. We would also be obligated to initiate shelf registration statements involving delayed or continuous offerings upon demand, one of which would need to be filed shortly after closing.

Shareholders' Agreement

     Holdings' shareholders agreement with the former holders of its Series A subordinated convertible notes and the holders of its Series C preferred stock would be amended to add certain of the purchasers of the 10% senior secured discount convertible notes as parties. Some of the parties to this agreement have the right to designate directors to our board and to observe board meetings. Additionally, note holders would have consent rights similar to those of our Series C preferred stock. Without the consent of 75% of the notes and the GM Notes voting together, we would not be able to: amend our charter and bylaws in a way that materially affects the rights of GM or the note holders; issue common stock in an amount that increases the amount outstanding by 20% or more; take any action that would restrict our ability to honor the rights of GM or the note holders; issue securities that have a preference over the new notes, the OnStar notes or the GM credit facility; incur indebtedness with financial or operational covenants, redeem or repurchase securities that are junior to or on a parity with the OnStar notes, GM credit facility or the new notes; enter into certain transactions with affiliates, merge or sell all or substantially all of our assets; or change the principal nature of our business. Note holders, including General Motors, along with the current parties to the shareholders agreement, would also have the right to participate in any of our future private financings to the extent necessary to maintain their pro rata fully diluted ownership percentage.

OTHER ARRANGEMENTS

     In connection with the transactions described above, we have agreed to make bandwidth available to Honda, one of our existing investors and a purchaser of the 10% senior secured discount convertible notes, for use in its telematics services. Also in connection with these transactions, R. Steven Hicks and a designee of American Honda would join our board of directors. We have agreed to issue a warrant to Mr. Hicks to purchase 900,000 shares of our Class A common stock at an exercise price of $3.18 per share. We also have agreed to purchase up to $2.5 million of advertising from Hearst Communications, another purchaser of the notes.

ITEM 7.         FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

(c)  Exhibits.

EXHIBIT NO.      EXHIBIT

4.1 Amendment No. 1 to Rights Agreement, dated as of December 20, 2002, between XM Satellite Radio Holdings Inc. and Equiserve Trust Company, N.A.
10.1 Note Purchase Agreement, dated as of December 21, 2002, by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and OnStar Corporation.
10.2 Note Purchase Agreement, dated as of December 21, 2002, by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and certain investors named therein.
99.1             Press release, dated December 23, 2002.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        XM SATELLITE RADIO HOLDINGS INC.

Date:  December 23, 2002                  By: /s/ Joseph M. Titlebaum
                                              -----------------------
                                               Joseph M. Titlebaum
                                               Senior Vice President,
                                               General Counsel and
                                               Secretary


                                        XM SATELLITE RADIO INC.


Date:  December 23, 2002                  By: /s/ Joseph M. Titlebaum
                                              -----------------------
                                               Joseph M. Titlebaum
                                               Senior Vice President,
                                               General Counsel and
                                               Secretary